Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Primo Water Corporation of our report dated March 2, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Primo Water Corporation’s Annual Report on Form 10-K for the year ended January 1, 2022.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
April 15, 2022